UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported by Verenium Corporation (the “Company”), on September 2, 2010, the Company completed the sale of its cellulosic biofuels business to BP Biofuels North America LLC (“BP”) pursuant to the terms of an Asset Purchase Agreement dated July 14, 2010 (the “Purchase Agreement”) for a purchase price of $98.3 million, subject to adjustment as provided in the Purchase Agreement (the “Transaction”). In the Transaction, BP acquired all of the capital stock of the Company’s wholly-owned subsidiary, Verenium Biofuels Corporation (“Verenium Biofuels”), as well as assets of the Company, including intellectual property, used in or related to the cellulosic biofuels business. The Company retains all assets used exclusively in its specialty enzymes business.

The Transaction resulted in estimated net cash proceeds to the Company of $95.5 million (including the portion of the purchase price placed in escrow as described below), after deducting estimated transaction-related expenses and the estimated working capital adjustment under the Purchase Agreement.

As a result of the acquisition of Verenium Biofuels, BP acquired ownership of the Company’s land, pilot plant and demonstration plant located in Jennings, Louisiana, and became the sole investor in Galaxy Biofuels LLC and Vercipia Biofuels, LLC, the two joint ventures previously formed by the Company and BP.

Upon the closing of the Transaction, BP assumed the lease of the Company’s research and development facilities in San Diego, California, and the parties entered into a Sublease Agreement dated September 2, 2010 (the “Sublease Agreement”) with respect to portions of the San Diego facilities which the Company will continue to occupy. The Company retains the lease to its executive offices in Cambridge, Massachusetts.

Pursuant to the terms of the Purchase Agreement, $5 million of the $98.3 million purchase price was placed in escrow and is subject to the terms of an escrow agreement dated September 2, 2010 (the “Escrow Agreement”) by and among the Company, BP and J.P. Morgan Trust Company, National Association, as escrow agent, to cover the Company’s indemnification obligations for potential breaches of representations and warranties made by the Company in the Purchase Agreement, most of which survive for a period of 18 months following the closing. The Company is not required to make any indemnification payments until aggregate claims exceed $2 million, and then only with respect to the amount by which claims exceed that amount. The Company’s maximum indemnification liability is generally capped at $10 million with respect to most representations.

In accordance with the Purchase Agreement, certain employees of the Company whose services were used in the biofuels business were transferred to BP at closing. The Company and BP entered into reciprocal Transition Services Agreements dated September 2, 2010 (the “Transition Services Agreements”) with respect to the provision of certain transitional support services for a period of two years following the closing.

Contemporaneous with the closing of the Transaction, the Company and BP entered into license agreements dated September 2, 2010 (the “License Agreements”) pursuant to which the Company granted BP a license to certain intellectual property retained by the Company, and BP granted a license to the Company to certain intellectual property acquired by BP. With respect to most of such intellectual property, the licenses are nonexclusive, worldwide, perpetual, royalty-free and sublicensable, subject to certain field-of-use restrictions in the case of the license to BP. The parties also entered into a sublicense agreement dated September 2, 2010 (the “Sublicense Agreement”) pursuant to which the Company received a sublicense to certain intellectual property acquired by BP that is licensed from a third party, as well as a Joint Intellectual Property Agreement dated September 2, 2010 (the “Joint Intellectual Property Agreement”) governing the joint ownership by BP and the Company of certain intellectual property in which each of BP and the Company have an equal, undivided joint ownership interest following the closing of the Transaction.

Pursuant to the terms of the Purchase Agreement, at closing the Company and BP also entered into non-competition agreements dated September 2, 2010 (the “Non-Competition Agreements”) which restrict the parties’ respective activities in which they may engage for certain time periods following the closing, impose confidentiality obligations with respect to proprietary information acquired from each other, and prohibit the solicitation of the each other’s employees for a period of two years following the closing.

The foregoing descriptions of the terms of the Purchase Agreement, the Escrow Agreement, the Transition Services Agreements, the Sublease Agreement, the License Agreements, the Sublicense Agreement, the Joint Intellectual Property Agreement, and the Non-Competition Agreements (collectively, the “Transaction Documents”) are qualified in their entirety by reference to the Purchase Agreement and the forms of the other Transaction Documents attached thereto, copies of which were included as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 19, 2010, and incorporated herein by reference, the executed versions of which will be filed by the Company as exhibits to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2010.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William H. Baum, the Company’s Executive Vice President, Business Development, has resigned effective September 3, 2010.

On September 7, 2010, the Compensation Committee of the Company’s Board of Directors granted an aggregate of 431,000 options to purchase shares of the Company’s common stock (the “Option Grants”) to the executive officers of the Company as follows:

Executive	Number of Shares
Carlos A. Riva	225,000
James E. Levine	85,000
Janet Roemer	62,000
Jeffrey G. Black	31,400
Mary Ellen Jones	27,600

The Option Grants were issued pursuant to the Verenium Corporation 2010 Equity Incentive Plan. One quarter of the shares subject to the Option Grants will vest on the one-year anniversary of the date of grant, and thereafter the balance of the shares will vest in twelve successive equal quarterly installments measured from the first anniversary of the date of grant.

Item 8.01	Other Events.

On September 2, 2010, the Company issued a press release announcing the closing of the Transaction referred to in Item 2.01 above. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to Verenium’s post-closing lines of business, operations, capabilities, commercialization activities, corporate partnerships, target markets and future financial performance, results and objectives, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium’s strategic focus, risks associated with Verenium’s technologies and intellectual property, risks associated with Verenium’s ability to obtain additional capital to support its planned operations and financial obligations, risks associated with Verenium’s dependence on patents and proprietary rights, risks associated with Verenium’s protection and enforcement of its patents and proprietary rights, the commercial prospects of the industries in which Verenium operates and sells products, Verenium’s dependence on manufacturing and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies and timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, and risks and other uncertainties more fully described in Verenium’s filings with the Securities and Exchange Commission, including, but not limited to, Verenium’s annual report on Form 10-K for the year ended December 31, 2009 and any updates contained in its subsequently filed quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof, and Verenium expressly disclaims any intent or obligation to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The required unaudited pro forma condensed consolidated statements of operations for the three and six months ended June 30, 2010 and 2009 and unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 are included as Exhibit 99.2 hereto and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Verenium Corporation dated September 2, 2010.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: September 9, 2010	By:	/S/ JEFFREY G. BLACK
	Name:	Jeffrey G. Black
	Title:	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Verenium Corporation dated September 2, 2010.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.